UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015 (October 27, 2015)

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 27, 2015, Great Ajax Corp., a Maryland corporation, (“we”, “us”, or the “Company”), entered into an Amended and Restated Management Agreement (the “Amended and Restated Management Agreement”) with Thetis Asset Management LLC (the “Manager”), which amended the method of payment for the quarterly base management fee (the “Base Management Fee”) and Manager’s incentive fee (the “Incentive Fee”) to be payable in cash and shares of the Company’s common stock (the “Common Stock”). The Amended and Restated Management Agreement states that the initial $1 million of the Base Management Fee will be payable 75% in cash and 25% in shares of Common Stock. Any amount of the Base Management Fee in excess of $1 million will be payable in shares of Common Stock until the total payment is 50% payable in cash and 50% payable in shares (the “50/50 Split”). Any remaining amount of the quarterly Base Management Fee after the 50/50 Split will be payable in equal amounts of cash and shares of Common Stock. With respect to the Incentive Fee, in the event that the payment of the Base Management Fee does not reach the 50/50 Split, all of the Incentive Fee will be payable in shares of Common Stock until the 50/50 Split occurs. In the event that the total payment of the Base Management Fee and the Incentive Fee has reached the 50/50 Split, 20% of the remaining Incentive Fee is payable in shares of Common Stock and the remainder of the Incentive Fee is payable in cash.

The foregoing summary of the Amended and Restated Management Agreement is qualified in its entirety by reference to the Amended and Restated Management Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02.  Results of Operations and Financial Condition

On November 2, 2015, the Company issued a press release regarding its financial results for the quarter ended September 30, 2015 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website.

The information provided in Item 2.02 of this report, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01.  Regulation FD Disclosure

On November 2, 2015, the Company will hold an investor conference call and webcast to discuss financial results for the third quarter ended September 30, 2015, including the Press Release and other matters relating to the Company.

The Company has also made available on its website presentation materials containing certain additional information relating to the Company and its financial results for the third quarter ended September 30, 2015 (the “Presentation Materials”). The Presentation Materials are furnished herewith as Exhibit 99.2, and are incorporated by reference in this Item 7.01. All information in Exhibit 99.2 is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information provided in Item 7.01 of this report, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information or Exhibit 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 8.01 Other Events

On November 2, 2015, the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to the Company’s shareholders of record as of November 13, 2015 and is expected to be paid on November 27, 2015.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

10.1	Amended and Restated Management Agreement dated October 27, 2015

99.1	Press Release dated November 2, 2015

99.2	November 2015 Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Glenn Ohl
Name:	Glenn Ohl
Title:	Chief Financial Officer

Dated: November 2, 2015

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Management Agreement dated October 27, 2015
99.1	Press Release dated November 2, 2015
99.2	November 2015 Presentation Materials